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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) March 6, 2006
              ----------------------------------------------------

                            EXOBOX TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)

                                   88-0456274
                      (IRS Employer Identification Number)

                          6303 Beverly Hill, Suite 210
                              Houston, Texas 77057
                    (Address of principal executive offices)

                           Robert B. Dillon, President
                            Exobox Technologies Corp.
                          6303 Beverly Hill, Suite 210
                              Houston, Texas 77057
                     (Name and address of agent for service)

                                 (713) 781-6173
          (Telephone number, including area code of agent for service)


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ITEM 5.  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On March 6, 2006, Richard A. Evans, M.D. joined Exobox Technologies Corp., a Nevada corporation (the "Company") as a director.

         Dr. Evans, received his Bachelor of Arts degree from Rice University in Houston, and his Doctor of Medicine and Master of Science (physiology and immunology) degrees from Tulane University School of Medicine in New Orleans. He pursued specialty training in general surgery at the University of California School of Medicine, San Francisco and at Stanford University School of Medicine in Palo Alto. Dr. Evans completed his general surgery training at St. Joseph Hospital in Houston. This included training at the University of Texas M. D. Anderson Cancer Center and a one year fellowship in surgical oncology working under world renowned cancer specialist, Dr. John S. Stehlin, Jr. Dr. Evans maintains a private practice in oncology and alternative medicine in Houston, Texas. He founded the Texas Cancer Center, a 501(c)(3) nonprofit organization in 1998.


EXOBOX TECHNOLOGIES CORP.



By:/s/Robert B. Dillon
   -----------------------------------------
      Robert B. Dillon, President

Dated: March 6, 2006